Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of WhiteHorse Finance, Inc. on Form N-2 of our report dated March 6, 2026 relating to the consolidated financial statements of WHF STRS Ohio Senior Loan Fund LLC, which report appears in the 2025 Annual Report on Form 10-K of WhiteHorse Finance, Inc. dated March 6, 2026. We also consent to the reference to us under the heading “Independent Auditor” in the Registration Statement.

/s/ Crowe LLP
Crowe LLP

Costa Mesa, California

July 13, 2026